UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2013

LSB Financial Corp.
(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-25070	35-1934975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Lafayette, Indiana		47901
(Address of Principal Executive Offices)		(Zip Code)

(765) 742-1064
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On April 17, 2013, the Corporation held the Annual Meeting of Shareholders pursuant to due notice. Four directors were elected to the following terms, by the following votes. Holders of a total of 1,392,392 shares were present in person or by proxy at the meeting.

Director	Expiration of Term	Votes For	Votes Withheld	Broker Non-Votes

Stephen E. Belter	2016	789,287	26,489	576,616
Mariellen M. Neudeck	2016	789,930	25,846	576,616
Charles W. Shook	2016	784,274	31,502	576,616
Sarah R. Byrn	2016	784,546	31,230	576,616

The proposition described below, having received a vote, in person or by proxy, of more favorable votes than votes cast against the proposition, was declared to be duly adopted by the shareholders of the Corporation.

	For	Against	Abstain

Approval and ratification of the appointment of BKD, LLP as auditors for LSB Financial Corp. for the year ended December 31, 2013	1,353,815	20,022	18,555

The proposition described below, having received an advisory vote, in person or by proxy, of more favorable votes than votes cast against the proposition, was declared to have been adopted:

	For	Against	Abstain	Broker Non-Votes

Approval, on an advisory basis, of compensation paid to executive officers of the Corporation as disclosed in the proxy statement	746,974	47,673	21,129	576,616

The Corporation’s shareholders voted, on an advisory basis, on the frequency of future “say-on-pay” votes as follows:

Votes
One year	624,177
Two years	88,474
Three years	76,864
Abstain	26,261
Broker Non-Votes	576,616

At the Annual Meeting, shareholders cast over 76% of votes in favor of holding future say-on-pay votes on an annual basis. The Corporation’s Board of Directors had recommended a vote for annual frequency of say-on-pay votes. In light of this result and other factors it considered, the Board has determined that the Corporation will hold future say-on-pay votes on an annual basis until the next advisory vote on the frequency of say-on-pay votes occurs. The next advisory vote regarding the frequency of say-on-pay votes is required to occur no later than the Corporation’s 2019 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 17, 2013	LSB Financial Corp.

	By:	/s/ Mary Jo David
Mary Jo David
Treasurer